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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-187260 of Central Valley Community Bancorp on Form S-4 of our report dated March 16, 2011 on the consolidated financial statements for the year ended December 31, 2010 of Central Valley Community Bancorp appearing in the 2010 Form 10-K of Central Valley Community Bancorp, and to the reference to us under the heading "Experts" in the prospectus.

/s/ PERRY-SMITH LLP

Sacramento, California
May 7, 2013

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm